Exhibit 10.50

BUSINESS LOAN, GUARANTY, AND SECURITY AGREEMENT

THIS BUSINESS LOAN, GUARANTY, AND SECURITY AGREEMENT (as the same may be amended, restated, modified, or supplemented from time to time, this “Agreement”) dated as of January 19, 2023 (the “Effective Date”) among Agile Capital residing, LLC as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and Agile Lending, LLC, a Virginia limited liability company (“_____”) and each assignee that becomes a party to this Agreement pursuant to Section 12.1 (each individually with the Lead Lender, a “Lender” and collectively with the Lead Lender, the “Lenders”), and Amphitrite Digital Incorporated, a United States Virgin Islands (USVI) Corporation (“Parent”) and its subsidiaries, STEW Holdings Incorporated, a United States Virgin Islands corporation (“STDC”), Windy of Chicago Ltd. (“WOC”), Paradise Adventures, LLC, a Florida limited liability company (“PCB”, and together with WOC, STDC, Parent, and the other entities shown as signatories hereto or that are joined from time to time as a Borrower, individually and collectively, jointly and severally, “Borrower”), and Scott Stawski, in his individual capacity, and the other entities shown as guarantors on the signature page hereto or that are joined from time to time as a Guarantor (singly and collectively, as the context requires, the, “Guarantor”), provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders and on which the Guarantor shall guaranty the loans described herein. The Collateral Agent, Lenders, Borrower, and Guarantor, each a “Party” and collectively the “Parties”, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS, ACCOUNTING AND OTHER TERMS

1.1 Capitalized terms used herein shall have the meanings set forth in Section 13 to the extent defined therein. All other capitalized terms used but not defined herein shall have the meaning given to such terms in the Code. Any accounting term used but not defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules thereto. Any section, subsection, schedule or exhibit references are to this Agreement unless otherwise specified.

2.	LOANS AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay each Lender the outstanding principal amount of the Term Loan advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2 Term Loans.

(a) Availability. The Lenders, relying upon each of the representations and warranties set out in this Agreement, as well as each of the representations, covenants and warranties set out in the other Loan Documents, hereby severally and not jointly agree with the Borrower that, subject to and upon the terms and conditions of this Agreement, shall advance the Principal Loan to the Borrower on the Effective Date, but in any event no later than two (2) Business Days after the date hereof by wiring the funds to the Borrower’s Account.

(b) Repayment. Borrower agrees to pay all amounts owing pursuant to the terms of this Agreement, including, any financing charge, specified fees, interest and any other charges that may be assessed as provided in this Agreement or as documented in the Business Loan, Guaranty, and Security Agreement Supplement (the “Supplement”) or the Secured Promissory Note (as defined below). The Term Loan shall be repaid by Borrower on the dates specified on Exhibit B-4 of this Agreement (each a “Scheduled Repayment Date”) by the amount set out opposite each Scheduled Repayment Date (each a “Scheduled Repayment Amount”) and in accordance with the Term Loan Amortization Schedule. If any payment on the Secured Promissory Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. All unpaid principal and accrued and unpaid interest with respect to the Term Loan is due and payable in full on the Maturity Date. The Term Loan may only be prepaid in accordance with Sections 2.2(e) and 2.1(d). Once repaid, no portion of the Term Loan may be reborrowed.

(c) Mandatory Prepayments. If an event described in Section 7.2 hereof occurs, or the Term Loan is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the Prepayment Fee (as defined in Section 2.2(d) below), plus (iii) all other Obligations that are due and payable, including, without limitation, interest at the Default Rate with respect to any past due amounts.

(d) Make-Whole Premium. In addition to the obligation to pay all outstanding principal and all accrued and unpaid interest, upon the pre-payment of any principal amount, the Borrower shall be obligated to pay a make-whole premium payment on account of such principal so paid, which shall be equal to the aggregate and actual amount of interest (at the contract rate of interest) that would be paid through the Maturity Date (“Prepayment Fee”).

2.3 Payment of Interest on the Term Loans.

(a) Interest Rate. Borrower agrees to pay in full the interest as set forth in the Supplement found in Exhibit B-5 of this Agreement. Interest shall accrue on the Term Loan commencing on, and including, the Effective Date of such Term Loan, and shall accrue on the principal amount outstanding under the Term Loan through and including the day on which the Term Loan is paid in full.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall accrue interest at a fixed per annum rate equal to the rate that is otherwise applicable thereto plus five percentage points (5.00%) (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

(c) 360 Day Year. Interest shall be computed on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

(d) Debit of Accounts; Payments. All payments on the Secured Promissory Note shall be made via automated clearing house transfers of immediately available funds to be initiated by Lender in accordance with the authorization and direction of Borrower to Lead Lender provided in Exhibit B-6 of this Agreement.

(e) Usury Savings Clause. This Agreement and the other Loan. Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Term Loan at a rate which could subject Lenders to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to the Collateral Agent or Lenders for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full.

2.4 Fees. Borrower shall pay to Collateral Agent and / or Lenders:

(a) Administrative Agent Fee. The Administrative Agent Fee of Forty Thousand Dollars ($40,000.00), which shall be paid at closing out of proceeds of the Term Loan for the account of Collateral Agent.

2.5 Secured Promissory Notes. The Term Loan shall be evidenced by a Secured Promissory Note in the form attached as Exhibit D hereto (“Secured Promissory Note”) and shall be repayable as set forth in this Agreement.

3.	CONDITIONS OF LOANS

3.1 Conditions Precedent to Term Loan. Each Lender’s obligation to make the Term Loan is subject to the condition precedent that each Lender shall consent to or shall have received, in form and substance satisfactory to each Lender, such documents, and completion of such other matters, as each Lender may reasonably deem necessary or appropriate.

4.	CREATION OF SECURITY INTEREST AND GUARANTEE

4.1 Grant of Security Interest. Effective from and after the Effective Date of the Term Loan, Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. If Borrower shall acquire a commercial tort claim (as defined in the Code), Borrower shall grant to Collateral Agent, for the ratable benefit of the Lenders, a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent. If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligation to extend the Term Loan has terminated, Collateral Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2 Authorization to File Financing Statements. Borrower hereby authorizes Collateral Agent to file such financing statements and/or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights in the Collateral and under the Loan Documents.

4.3 Guaranty. Each Guarantor agrees to unconditionally, absolutely and irrevocably, and jointly and severally, guarantee payment of all amounts due (including all present and future debts and liabilities) under the terms of this Agreement and the payment and performance of Borrower of the Obligations under this Agreement, as follows, which guaranty, together with the Confessed Judgment Guaranty Agreement described in section 4.3(j) hereof, may be hereinafter referred to as the (“Guaranty”):

(a) Guarantor hereby irrevocably and unconditionally, jointly and severally, guarantees to Lenders the full and prompt: (i) payment when due of the principal, interest and other sums due under this Agreement and the other Loan Documents, whether now existing or hereafter incurred, and all other obligations whenever incurred by Borrower to Lenders with respect to the aforesaid Term Loan, under or through the Loan Documents when and as the same shall become due and payable, whether at the stated maturity thereof, by acceleration, or otherwise; (ii) payment and performance of all other Obligations; and (iii) all other obligations of Borrower under the Loan Documents and all other documents executed and/or delivered in connection with such Term Loan including, without limitation, the full and indefeasible payment and performance when due of all now existing and future indebtedness, obligations or liabilities of Borrower to Lenders, however arising, whether direct or indirect, absolute or contingent, secured or unsecured, whether arising under any of the Loan Documents as now written or as amended or supplemented hereafter, or by operation of law or otherwise. Payments by Guarantor shall be paid upon demand in the lawful money of the United States of America.

(b) Guarantor further agrees that this Guaranty constitutes an absolute, unconditional, present and continuing GUARANTEE OF PAYMENT AND NOT OF COLLECTION, and waives any right to require that any resort be had by any Lender to: (i) any security (including, without limitation, the assignment of the collateral) held by or for its benefit for payment of the principal, interest or any other sums due under the Loan Documents; (ii) such Lender’s rights against any other person including Borrower or any other guarantor of such Term Loan; or (iii) any other right or remedy available to any Lender by contract, applicable law or otherwise.

(c) It is the intent of this Guaranty that Lenders shall have the right to resort to Guarantor without resorting to any remedy against Borrower and without demand to it, as though Guarantor is primarily liable for the repayment of the indebtedness.

(d) The obligations of Guarantor under this Guaranty shall be joint and several, absolute and unconditional and shall remain in full force and effect until the entire principal, interest and all other sums due under the Loan Documents, and all other Obligations, have been paid and, as applicable, performed in full and all other costs and expenses, if any, shall have been paid in full. To the extent permitted by law, the obligations of Guarantor hereunder shall not be affected, modified, released, or impaired by any state of facts or the happening from time to time of any event, including, without limitation, any of the following whether or not with notice to, or the consent of, Guarantor: (a) the invalidity or irregularity of, or any defect in the Loan Documents; (b) any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Loan Documents; (c) the compromise, settlement, release, extension, indulgence, change, modification (including without limitation, a change in the maximum amount which may be borrowed or in the maximum interest rate) or termination of any or all of the obligations, covenants or agreements of Borrower or any other guarantor other than by payment in full of the Loan Documents; (d) the actual or purported assignment of any of the obligations, covenants and agreements contained in this Guaranty; (e) the waiver of the payment, performance or observance by Borrower or any other guarantor of any of the obligations, conditions, covenants or agreements or any or all of them contained in the Loan Documents; (f) the receipt and acceptance by Lenders of notes, checks, or other instruments for the payment of money made by Borrower and any extensions or renewals thereof; (g) the extension of the time for payment of the principal, interest or any other sum due under the Loan Documents, but only to the extent delivered to Guarantor in writing prior to any such change; (i) the modification or amendment (whether material or otherwise but including, without limitation, any increase in principal amount or the rate of interest) of any term, duty, obligation, covenant or agreement set forth in the Loan Documents, but only to the extent delivered to Guarantor in writing prior to any such change; (j) the taking of or the omission to take any action referred to in the Loan Documents; (k) any failure, omission, delay or lack of action on the part of any Lender or any other person to enforce, assert or exercise any right, power or remedy conferred upon it under the Loan Documents; (l) the voluntary commencement or the existence of an involuntary case or proceeding under the United States Bankruptcy Code or under any state of foreign bankruptcy, insolvency or similar statute applicable to Borrower; the liquidation, dissolution, merger, consolidation, sale or other disposition of all or substantially all the assets of Borrower; the marshaling of assets and liabilities; receivership, insolvency, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of debts; or other similar events or proceedings applicable to Borrower or any allegation or contest of the validity of this Guaranty or the Loan Documents in any such proceeding; it being specifically understood, consented and agreed to that this Guaranty shall remain and continue in full force and effect and shall be enforceable against Guarantor to the same extent and with the same force and effect as if such events and proceedings had not been instituted; and it is the intent and purpose of this Guaranty that Guarantor shall and does hereby waive all rights and benefits which might accrue to Guarantor by reason of any such proceedings with the exception of any mandatory claims or defenses that would be waived if not raised by Guarantor in such proceedings; (m) any impairment of any security by Borrower pledged under the Loan Documents or to secure this Guaranty, whether by negligence or otherwise (it being understood and agreed that there is no obligation on the part of any Lender to preserve, protect, defend or maintain in any way any security or collateral); (o) the release, substitution or replacement, whether or not in accordance with the terms of the Loan Documents or any redelivery, repossession, surrender or destruction of any such property, in whole or in part; (p) any limitation on the liability or obligations of Borrower or others under the Loan Documents or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, except by reason of payment of all amounts due under the Loan Documents; or (q) any failure of Lenders to mitigate damages resulting from any default by Borrower under the Loan Documents.

(e) No act of commission or omission of any kind or at any time on the part of Lenders or their successors or assigns, in respect of any matter whatsoever, shall in any way impair the rights of any Lender, or any successor or assign, to enforce any right, power or benefit under this Guaranty and no set-off, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature which Guarantor has or may have against any Lender, other than the defense of payment in full of the obligation guaranteed hereunder, and other than to the extent an available defense involves the bad faith, gross negligence or willful misconduct of Lenders or Lenders’ representatives, or any assignee or successor thereof shall be available hereunder to Guarantor in respect of any matter arising out of this Guaranty.

(f) Guarantor hereby expressly waives notice from Lenders of its acceptance and reliance on this Guaranty. Guarantor agrees to pay all costs, fees, commissions and expenses (including, without limitation, all reasonable attorneys’ fees) which may be incurred by Lenders in enforcing or attempting to enforce this Guaranty following any default on the part of Guarantor hereunder, whether the same shall be enforced by suit or otherwise, unless Lenders are unsuccessful in enforcing the same.

(g) Guarantor hereby subordinates any and all rights and claims of Guarantor against Borrower or any of Borrower’s property in connection with claims arising out of any payment made by Guarantor pursuant to this Guaranty, including but not limited to claims pursuant to rights of subrogation.

(h) If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of Borrower’s indebtedness guaranteed hereby, Lenders are for any reason compelled to surrender such payment or proceeds to any person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, then the obligations guaranteed hereby or part thereof intended to be satisfied shall be revived and continue and this Guaranty shall continue in full force as if such payment or proceeds had not been received by Lenders and Guarantor shall be liable to pay to such Lenders the amount of such payment or proceeds surrendered. The provisions of this paragraph shall survive the termination of this Guaranty.

(i) Any legal action or proceeding with respect to the Loan Documents shall be brought exclusively in the courts of the Commonwealth of Virginia and, by execution and delivery of this Agreement, Guarantor hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. Notwithstanding the foregoing, Lenders shall have the right to bring any action or proceeding against Guarantor (or any property of Guarantor) in the court of any other jurisdiction Lenders deem necessary or appropriate. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(j) Guarantor shall execute the Confessed Judgment Guaranty Agreement in the form attached hereto as Exhibit E.

This Guaranty shall be binding upon and be enforceable against each Guarantor, jointly and severally, and their respective heirs, successors, assigns and legal representatives and shall inure to the benefit of Lenders and their successors and assigns.

5.	REPRESENTATIONS AND WARRANTIES

Each Borrower, jointly and severally, represents and warrants to Collateral Agent and the Lenders as follows:

5.1 Due Organization, Authorization: Power and Authority. Each Borrower and each of its respective Subsidiaries is duly formed, validly existing and in good standing as under the laws of its jurisdiction of organization or formation and each. Borrower and each of its respective Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

5.2 Collateral. Borrower, Subsidiaries and each Guarantor has good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and neither Borrower nor any of its Subsidiaries have any deposit accounts, securities accounts, commodity accounts or other investment accounts other than the collateral accounts or other investment accounts (the “Collateral Accounts”), if any, described in the Perfection Certificates delivered to Collateral Agent in connection herewith with respect to which Borrower or Guarantor has given Collateral Agent notice and taken, subject to Section 6.6 (a), such actions as are necessary to give Collateral Agent a perfected security interest therein. The security interests granted herein are and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that are permitted by the terms of this Agreement to have priority to Collateral Agent’s Lien. All Inventory and Equipment that is part of the Collateral is in all material respects of good and marketable quality, free from material defects.

5.3 Litigation. Except as disclosed on the Perfection Certificate, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of any of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Fifty Thousand Dollars ($50,000.00).

5.4 No Material Adverse Change; Financial Statements. All consolidated financial statements for Parent and its Subsidiaries, delivered to Collateral Agent fairly present, in conformity with GAAP, in all material respects the consolidated financial condition of Parent and its Subsidiaries, and the consolidated results of operations of Parent and its Subsidiaries. Since the date of the most recent financial statements submitted to any Lender, there has not been a Material Adverse Change.

5.5 Solvency. Borrower and each of its Subsidiaries, when taken as a whole, is Solvent.

5.6 Regulatory Compliance. Neither Borrower nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to result in a Material Adverse Change. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary to continue their respective businesses as currently conducted.

5.7 Investments. Neither Borrower nor any of its Subsidiaries, owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.

5.8 Tax Returns and Payments; Pension Contributions. Each Borrower and each of its respective Subsidiaries has timely filed all required tax returns and reports, and, except as disclosed, each Borrower and each of its respective Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by such Borrower and such Subsidiaries, in all jurisdictions in which such Borrower or any such Subsidiary is subject to taxes, including the United States, unless such taxes are being contested in good faith.

5.9 Use of Proceeds. Borrower shall use the proceeds of the Term Loan solely for the acquisition of PCB and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes.

5.10 Full Disclosure. No written representation, warranty or other statement of any Borrower or any of its Subsidiaries in any certificate or written statement given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11 Shares. Each Borrower has full power and authority to create a first lien on its Shares and no disability or contractual obligation exists that would prohibit such Borrower from pledging the Shares pursuant to this Agreement. To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. With respect to each Subsidiary which is a corporation, the Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

Each Guarantor, jointly and severally, represents and warrants to Collateral Agent and the Lenders as follows:

5.12 Guarantee. (a) Guarantor has the power and authority to enter into and perform the Guaranty, and neither the Guaranty, the performance hereunder, the performance of the agreements herein contained nor the consummation of the transactions herein contemplated will violate any court order or decrees or any other agreement to which any Guarantor is subject; and (b) the Guaranty constitutes a valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms. Guarantor acknowledges that Guarantor’s agreement to enter into and deliver this Guaranty to Lenders was a material inducement for Lenders to make the aforementioned loan to Borrower.

6.	AFFIRMATIVE COVENANTS

Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:

6.1 Government Compliance. Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change.

6.2 Financial Statements, Reports, Certificates, Notices.

(a) Deliver to Collateral Agent and each Lender: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering the consolidated operations of Parent and its Subsidiaries for such month certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent; (ii) prompt notice of any material amendments of or other changes to the capitalization table of Borrower (other than Parent) and to the Operating Documents of Borrower or any of its Subsidiaries, together with any copies reflecting such amendments or changes with respect thereto; (iii) as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month end account statements for each Collateral Account maintained by Borrower or its Subsidiaries, which statements may be provided to Collateral Agent and each Lender by Borrower or directly from the applicable institution(s); (iv) prompt notice of any event that (A) could reasonably be expected to materially and adversely affect the Borrower’s Intellectual Property and (B) could reasonably be expected to result in a Material Adverse Change; (v) written notice at least (10) days’ prior to Borrower’s creation of a new Subsidiary in accordance with the terms of Section 6.10; (vi) written notice at least (30) days’ prior to Borrower’s (A) changing its jurisdiction of organization, (B) changing its organizational structure or type, (C) changing its legal name, (D) changing any organizational number (if any) assigned by its jurisdiction of organization, or (E) registering or filing any Intellectual Property; (vii) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, prompt (and in any event within three (3) Business Days) written notice of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default; (viii) notice of any commercial tort claim of Borrower or any Guarantor and of the general details thereof; (ix) other information as reasonably requested by Collateral Agent or any Lender. (x) written notice of any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of more than Fifty Thousand Dollars ($50,000.00); and (xi) written notice of all returns, recoveries, disputes and claims regarding Inventory that involve more than Fifty Thousand Dollars ($50,000.00) individually or in the aggregate in any calendar year.

(b) Keep proper, complete and true books of record and account in accordance with GAAP and in all material respects. Borrower shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Borrower, Collateral Agent or any Lender, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral. Such audits shall be conducted no more often than twice every year unless (and more frequently if) an Event of Default has occurred and is continuing. Notwithstanding the foregoing, upon request of any Lender, Borrower agrees to permit such Lender to communicate with Borrower’s accounting firm, in the presence of a. Responsible Officer of the Borrower or the Parent, with respect to the consolidated financial statements delivered pursuant to this Section 6.2.

6.3 Inventory and Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower, or any of its Subsidiaries, and their respective account debtors shall follow Borrower’s, or such Subsidiary’s, customary practices as they exist at the Effective Date.

6.4 Taxes. Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower or its Subsidiaries, except as otherwise permitted pursuant to the terms of Section 5.8 hereof.

6.5 Insurance. Keep Borrower’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Borrower’s and its Subsidiaries’ industry and location and as Collateral Agent may reasonably request (including customary lender’s loss payable endorsements and naming the Collateral Agent as an additional insured), and give the Collateral Agent thirty (30) days’ prior written notice before any such policy or policies shall be materially altered or canceled (other than cancellation for non-payment of premiums, for which ten (10) days’ prior written notice shall be required). At Collateral Agent’s request Borrower shall deliver certified copies of policies and evidence of all premium payments to Collateral Agent. If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent and/or any Lender may make (but has no obligation to do so), at Borrower’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent or such Lender deems prudent.

6.6 Operating Accounts. Borrower shall provide Collateral Agent ten (10) days’ prior written notice before Borrower or any of its Subsidiaries establishes any Collateral Account.

6.7 Litigation Cooperation. Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders, Borrower and each of Borrower’s officers, employees and agents and Borrower’s books and records, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to Borrower.

6.8 Landlord Waivers; Bailee Waivers. In the event that Borrower or any Guarantor, after the Effective Date, intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then Borrower or such Guarantor must first receive the written consent of Collateral Agent to do so.

6.9 Further Assurances. Execute any further instruments and take any and all further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement, including without limitation, permit Collateral Agent or any Lender to discuss Borrower’s financial condition with Borrower’s accountants in the presence of a Responsible Officer of the Borrower or the Parent.

6.10 Lockbox Agreement. Upon the request of any Lender at any time after the Effective Date and for any reason in Lenders’ sole and absolute discretion, Borrower shall enter into a lockbox arrangement with Lenders with respect to Borrower’s accounts receivable at a financial institution of the Lenders’ choosing in their sole and absolute discretion and shall execute a deposit control agreement in favor of Lenders in a form satisfactory to Lenders in their sole and absolute discretion.

7.	NEGATIVE COVENANTS

Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Lenders:

7.1 Dispositions. Convey, sell, lease, transfer, assign, dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property (including Intellectual Property), except for Transfers (a) of (i) Inventory in the ordinary course of business and (ii) Inventory, that, prior to the Effective Date, has been written down or written off, together with related tangible assets and non-material Intellectual Property; (b) of worn out or obsolete Equipment; (c) in connection with Permitted Liens, Permitted Investments and Permitted Licenses; (d) of any non-material Intellectual Property; (e) from (i) Borrower or a Guarantor to another Borrower or Guarantor, (ii) a non-Borrower or non-Guarantor Subsidiary to a Borrower or a Guarantor, and (iii) a non-Borrower or non-Guarantor Subsidiary to another non-Borrower or non-Guarantor Subsidiary; or (f) permitted under Section 7.3 below.

7.2 Changes in Business or Management, Ownership. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower as of the Effective Date or reasonably related thereto; (b) liquidate or dissolve or permit any of its. Subsidiaries to liquidate or dissolve; or (c) cause or permit, voluntarily or involuntarily, any Key Person to cease to be actively engaged in the management of Borrower unless written notice thereof is provided to Collateral Agent and each Lender within ten (10) days of such Key Person ceasing to be actively engaged in the management of Borrower,

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness. For the avoidance of doubt, Indebtedness includes Merchant Cash Advances.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or such Subsidiary’s Intellectual Property.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.7 Restricted Payments. Pay any dividends (other than dividends payable solely in capital stock) or make any distribution or payment in respect of or redeem, retire or purchase any capital stock.

7.8 Investments. Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.9 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any of its Subsidiaries (other than among Borrower and/or Guarantors), except for (a) transactions that are in the ordinary course of Borrower’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person, and (b) Subordinated Debt or equity investments by Borrower’s investors in Borrower or its Subsidiaries.

7.10 Subordinated Debt. Make or permit any payment on any Subordinated Debt or alternative financings that may encumber any assets of Borrower.

7.11 Material Agreements. Other than in the ordinary course of business, (a) enter into a Material Agreement or (b) terminate or materially amend a Material Agreement.

7.12 Financial Covenants. Waived.

8.	EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on the Term Loan on its due date, or (b) pay any other Obligation within three (3) Business Days after such Obligation is due and payable (which three (3) Business Day grace period shall not apply to payments due on the. Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof.

8.2 Covenant Default. Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), or Borrower violates any provision in Section 7.

8.3 Material Adverse Change. A Material Adverse Change has occurred.

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower, Guarantor or any of its Material Subsidiaries or of any entity under control of Borrower, Guarantor or its Material Subsidiaries on deposit with any institution at which Borrower or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against Borrower, Guarantor or any of its Material Subsidiaries or their respective assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); and

(b) (i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting any part of its business;

8.5 Insolvency. (a) Parent is or becomes Insolvent; (b) Parent and its Subsidiaries, taken as a whole, are or become Insolvent; (c) Borrower, Guarantor or any Material Subsidiary begins an Insolvency Proceeding; or (d) an Insolvency Proceeding is begun against Borrower, Guarantor or any Material Subsidiary and is not dismissed or stayed within forty five (45) days (but no Term Loan shall be extended while Parent or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is a default in any agreement between Borrower or any of its Subsidiaries and a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness.

8.7 Judgments. (a) One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000.00) (not covered by independent third party insurance) shall be rendered against Borrower or any of its Subsidiaries and shall remain unsatisfied, unvacated, or unstayed for a period of twenty (20) days after the entry thereof or (b) any judgments, orders or decrees rendered against Borrower that could reasonably be expected to result in a Material Adverse Change;

8.8 Misrepresentations. Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement, when taken as a whole, is incorrect in any material respect when made.

8.9 Subordinated Debt. A default or breach occurs under any agreement between Borrower or any of its Subsidiaries and any creditor of Borrower or any of its Subsidiaries that signed a subordination, intercreditor, or other similar agreement with Collateral Agent or the Lenders, or any creditor that has signed such an agreement with Collateral Agent or the Lenders breaches any terms of such agreement;

8.10 Guaranty. (a) Any Guaranty terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any Guaranty; or (c) any circumstance described in this Section occurs with respect to any Guarantor;

8.11 Lien Priority. Any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected first Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens arising as a matter of applicable law;

9.	RIGHTS AND REMEDIES

9.1 Rights and Remedies. Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured by Borrower or Guarantor, as applicable, or waived by Lenders in writing), Lenders may, at their option: (i) by written notice to Borrower, declare the entire unpaid principal balance of the Term Loan, together with all accrued interest thereon and any other charges or fees payable hereunder, immediately due and payable regardless of any prior forbearance and (ii) exercise any and all rights and remedies available to it hereunder, under the Secured Promissory Note and/or under applicable law, including, without limitation, the right to collect from Borrower all sums due under this Agreement and the Secured Promissory Note and repossess any Collateral at Borrower’s expense. Borrower shall pay all reasonable costs and expenses incurred by or on behalf of Lenders or Collateral Agent in connection with Lenders’ exercise of any or all of its rights and remedies under this Agreement or the Secured Promissory Note, including, without limitation, reasonable attorneys’ fees. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

9.2 Power of Attorney. Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney in fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign Borrower’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits. Borrower hereby appoints Collateral Agent as its lawful attorney in Fact to sign Borrower’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in, and lien on, the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to extend the Term Loan hereunder. Collateral Agent’s foregoing appointment as Borrower’s or any of its Subsidiaries’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide the Term Loan terminates.

9.3 No Waiver; Remedies Cumulative. Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative. Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity. The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver. Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.4 Demand Waiver. Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Borrower or any Subsidiary is liable.

10.	NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission or e-mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Collateral Agent, any Lender or Borrower may change its mailing address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:

Amphitrite Digital Incorporated

Attention: Scott Stawski

6501 Red Hook Qtrs, 201-465

St. Thomas, USVI 00802

E-Mail Address: scott@amphitritedigital.com

If to Collateral Agent:

Agile Capital Funding, LLC

104 E. 25th Street 10th Floor

New York, NY 10010

E-Mail Address: aaron@advantagecapitalfunding.com

11.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

11.1 Waiver of Jury Trial. EACH OF BORROWER, COLLATERAL AGENT AND LENDERS UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG BORROWER, COLLATERAL AGENT AND/OR LENDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG BORROWER, COLLATERAL AGENT AND/OR LENDERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.2 Governing Law and Jurisdiction.

(a) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS (EXCLUDING THOSE LOAN DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE COMMONWEALTH OF VIRGINIA), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN VIRGINIA SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

(b) Submission to Jurisdiction. Any legal action or proceeding with respect to the Loan Documents shall be brought exclusively in the courts of the Commonwealth of Virginia, including, without limitation the Circuit Court of Arlington County in the Commonwealth of Virginia and, by execution and delivery of this Agreement, Borrower hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. Notwithstanding the foregoing, Collateral Agent and Lenders shall have the right to bring any action or proceeding against Borrower (or any property of Borrower) in the court of any other jurisdiction Collateral Agent or Lenders deem necessary or appropriate in order to realize on the Collateral or other security for the Obligations. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c) Service of Process. Borrower irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable requirements of law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein). Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d) Non-exclusive Jurisdiction. Nothing contained in this Section 11.2 shall affect the right of Collateral Agent or Lenders to serve process in any other manner permitted by applicable requirements of law or commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

12.	GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each Party. Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s prior written consent (which may be granted or withheld in Collateral Agent’s discretion, subject to Section 12.5). The Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, any one or more Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents. In the event of such a Lender Transfer, Collateral Agent or Lead Lender shall have the right to, at its respective sole and absolute option, (a) notify Borrower of such Lender Transfer, in accordance with Section 10 hereof, and direct Borrower to make payments directly to such other Lender or Lenders, indicating such other Lenders’ Pro Rata share of the Term Loan and the amount of the payment to be made in connection therewith, or (b) continue to collect payments hereunder and under the other Loan Documents and pay such other Lenders their Pro Rata Share of the Term Loan, in accordance with, and on such terms, as are determined by and between the Lenders.

12.2 Indemnification. Borrower, jointly and severally, agrees to indemnify, defend and hold Collateral Agent and the Lenders and their respective members, managers, directors, officers, employees, consultants, agents, attorneys, or any other Person affiliated with or representing Collateral Agent or the Lenders (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents; and (b) all losses or expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents between Collateral Agent, and/or the Lenders and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct. Borrower hereby further, jointly and severally, indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.3 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.4 Correction of Loan Documents. Collateral Agent may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.5 Amendments in Writing; Integration. (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and the Required Lenders provided that:

(i) no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

(ii) no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature; and

(iii) no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to the Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to the Term Loan (B) postpone the date fixed for, or waive, any payment of principal of the Term Loan or of interest on the Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all of any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.5 or the definitions of the terms used in this Section 12.5 insofar as the definitions affect the substance of this Section 12.5; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the immediately preceding sentence.

(b) Other than as expressly provided for in Section 12.5(a)(i)(iii), Collateral Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.

(c) This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Any and all electronic signatures, whether by scan, e-mail, PDF, Docusign or similar means, and any electronic delivery of signature pages hereto, shall be treated as originals.

12.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the confidentiality provisions in Section 12.8 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.8 Confidentiality. In handling any confidential information of Borrower, the Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Term Loan (provided, however, the Lenders and Collateral Agent shall obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, regulation, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (a) as Collateral Agent reasonably considers appropriate in exercising remedies under the Loan Documents; and (1) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement or have agreed to similar confidentiality terms with the Lenders and Collateral Agent with terms no less restrictive than those contained herein. Confidential information does not include information that either: (1) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent at no fault of the Lenders or the Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information. Collateral Agent and the Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.8 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.8.

12.9 Right of Set Off. Borrower hereby grants to Collateral Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Collateral Agent and each Lender hereunder, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Collateral Agent or the Lenders or any entity under the control of Collateral Agent or the Lenders (including a Collateral Agent affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Collateral Agent or the Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY BORROWER.

12.10 Borrower Liability. Each Borrower may, acting singly, request credit extensions hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting credit extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all credit extensions made hereunder, regardless of which Borrower actually receives said credit extension, as if each Borrower hereunder directly received all credit extensions. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and/or any Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and the Lenders under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 12.10 shall be null and void. If any payment is made to a Borrower in contravention of this Section 12.10, such Borrower shall hold such payment in trust for Collateral Agent and the Lenders and such payment shall be promptly delivered to Collateral Agent for application to the Obligations, whether matured or unmatured.

12.11 Change of Law. If, due to any change in applicable law or regulations, or the interpretation thereof by any court of law or other governing body having jurisdiction subsequent to the date of this Agreement, the performance of any provision of this Agreement, the loans granted pursuant hereto or any transaction contemplated hereby shall become unlawful, impracticable or impossible, the Lender shall have the right, with the consent of the Borrower not to be unreasonably withheld, conditioned or delayed, to amend the terms hereof in good faith so as to comply with the then current laws, rules and/or regulations in the way that, in its reasonable judgment, best and most closely reflects the terms and conditions negotiated herein and intended hereby.

13.	DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

“Accounts” shall mean accounts receivable of Parent.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners if such Person is a partnership and, for any Person that is a limited liability company, that Person’s managers and members.

“Borrowing Base” shall mean, at any time, an amount equal to 100% of Eligible Accounts.

“Business Day” is any day that is not a Saturday, Sunday or a day on which banks are closed in the Commonwealth of Virginia.

“Code” is the Internal. Revenue Code of 1986, as amended.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Disbursement Instruction Form” is that certain form attached hereto as Exhibit B-2.

“Drawdown” means any principal amount borrowed or to be borrowed (by any means) under the provisions hereof.

“Eligible Accounts” shall mean Accounts that are not excluded as ineligible by virtue of one or more of the criteria set forth below. None of the following shall be Eligible Accounts: (A) Accounts (i) with respect to which the scheduled due date is more than 60 days after the original invoice date, (ii) which are unpaid more than (A) 90 days after the date of the original invoice therefor; (B) Accounts which (i) do not arise from the sale of goods or performance of services in the ordinary course of business, (ii) are not evidenced by an invoice or other documentation reasonably satisfactory to the Collateral Agent, (iii) represent a progress billing, or (iv) are contingent upon any Borrower’s completion of any further performance; (C) Accounts which are owed by an account debtor which (i) does not maintain its chief executive office in the United States or (ii) is not organized under any applicable law of the United States, any State of the United States or the District of Columbia; (D) Accounts which are owed in any currency other than dollars; or (E) Accounts which are owed by any Affiliate, employee, officer, director or stockholder of any Borrower or Guarantor.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Existing Indebtedness” is the indebtedness of Borrower listed in the Perfection Certificate.

“Guaranty Documents” is each Guaranty and each security agreement or similar agreement or instrument executed and or delivered in connection therewith, together with all other agreements required by Collateral Agent hereunder from any Guarantor; all in form and substance acceptable to Collateral Agent.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) merchant cash advances; and (e) Contingent Obligations in respect of any of the foregoing.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means not Solvent.

“Intellectual Property” shall mean, all (a) trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, logos, trade dress, domain names, web sites, and all other indicia of origin or quality, and goodwill associated therewith and arising therefrom; (b) patents and patent rights; and (c) works of authorship and copyrights therein, and all common law rights in all of the foregoing, and registration and applications for all of the foregoing issued by or filed with the US Patent and Trademark Office, any State of the US, the US Copyright Office, or any foreign equivalent thereof, and all of the foregoing (a)-(c) used in, at, or in connection with and/or necessary for the (i) conduct of any Borrower’s business and/or (ii) use and/or operation of the Collateral.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Person” is Scott Stawski.

“Lien” is a mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Guaranty Documents, each Secured Promissory Note, each Disbursement Letter, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future document, certificate, form or agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified or supplemented from time to time.

“Material Adverse Change” is (a) a material adverse change in the business, operations or condition (financial or otherwise) of Parent, or Parent and each Subsidiary, taken as a whole; (b) a material impairment of the prospect of repayment of any portion of the Obligations, or (c) a material adverse effect on the Collateral.

“Material Agreement” is any license, agreement or other similar contractual arrangement with a Person or Governmental Authority whereby Borrower or any of its Subsidiaries is reasonably likely to be required to transfer, either in-kind or in cash, prior to the Maturity Date, assets or property valued (book or market) at more than Fifty Thousand Dollars ($50,000.00) in the aggregate or any license, agreement or other similar contractual arrangement conveying rights in or to any material Intellectual Property.

“Maturity Date” is 28 weeks from the Effective Date.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Term Loan.

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, the Prepayment Fee, the Final Fee, and other amounts Borrower owes the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents, or otherwise, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Perfection Certificate” is that certain form attached hereto as Exhibit B-1.

“Permitted Indebtedness” is: (a) Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents; (b) Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate(s); (c) unsecured Indebtedness to trade creditors and Indebtedness in connection with credit cards incurred in the ordinary course of business; (d) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (c) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be;

“Permitted Investments” are: (a) investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (b) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (b) shall not apply to Investments of Borrower in any Subsidiary.

“Permitted Licenses” are licenses of over-the-counter software that is commercially available to the public.

“Permitted Liens” are Liens existing on the Effective Date and disclosed on the Perfection Certificates or arising under this Agreement and the other Loan Documents;

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of the Term Loan held by such Lender by the aggregate outstanding principal amount of the Term Loan.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Required Lenders” means (i) for so long as the Lead Lender has not assigned or transferred any of its interests in the Term Loan, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after the Lead Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least fifty one percent (51%) of the aggregate outstanding principal balance of the Term Loan.

“Responsible Officer” is any of the President, Chief Executive Officer, or Chief Financial Officer of Borrower or Parent.

“Secured Promissory Note” is defined in Section 2.5.

“Shares” means one hundred percent (100.0%) of the stock, units or other evidence of equity ownership held by Borrower or its Subsidiaries of any Subsidiary which is organized under the laws of the United States.

“Solvent” is, with respect to any Person: the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities; such Person is not left with unreasonably small capital after the transactions in this Agreement; and such Person is able to pay its debts (including trade debts) as they mature in the ordinary course (without taking into account any forbearance and extensions related thereto).

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all Indebtedness of Borrower and/or its Subsidiaries to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Lenders entered into between Collateral Agent, Borrower, and/or any of its Subsidiaries, and the other creditor), on terms acceptable to Collateral Agent and the Lenders.

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries. Unless otherwise specified, references herein to a Subsidiary means a Subsidiary of Borrower.

“Term Loan” is defined in Section 2.2(a) hereof.

“Term Loan Amortization Schedule” means the amortization schedule set forth in Exhibit B-4 of this Agreement.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:		BORROWER:

/s/ Scott Stawski		/s/ Hope Stawski
By:	Scott Stawski	By:	Hope Stawski
Its:	Executive Chairman	Its:	President

GUARANTOR:

/s/ Scott Stawski
By:	Scott Stawski
Its:	Executive Chairman

LEAD LENDER:		COLLATERAL AGENT:
Agile Lending, LLC		Agile Capital Funding, LLC

By:	Aaron Greenblott	By:	Aaron Greenblott
Its:	Member	Its:	Member

EXHIBITS TO FOLLOW

EXHIBIT A

DESCRIPTION OF COLLATERAL

The Collateral consists of all of Borrower’s right, title and interest in and to the following property:

All of Borrower’s goods, Accounts, Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All of Borrower’s books and records relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any license or contract, in each case if the granting of a Lien in such license or contract is prohibited by or would constitute a default under the agreement governing such license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract, as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral.”

All vessels listed in the Perfection Certificate.

Fixed Assets (STDC & WOC)	Year	Market Value	Lien Balance	Lien Holder
2011 Jeep Grand Cherokee	2011	$19,000	$0
2021 Jeep Gladiator	2021	$67,500	$0
Caribe 310	2021	$5,000
Caribe DL15	2019	$15,000	$0
MV Aquarius	2018 repowered 2022	$150,000	$0
MV Hydra	2020	$275,000	$195,930
MV Poseidon	2019	$250,000	$186,417
MV Sea Wolf	2012 repowered 2022	$500,000	$0
Point Pleasant Dock	2022	$30,000	$0
Z/B 430 #1 T Paddy Wagon	2021	$25,000	$0
Z/B 430 #2	2021	$12,000	$0
Z/B 430 #3	2021	$12,000	$0
SY Leviathan	2006 repowered 2021	$507,000	$263,855	Banco Popular
SY Mazu	2016	$250,000	$115,677	Citi National of FL
SY Neptune	2015	$250,000	$133,148	Citi National of FL
SY Pisces	2003 repowered 2022	$325,000	$0
MV Island Flyer	2011 repowered 2022	$200,000
SY Sirena	2000 repowered 2021	$425,000	$145,759
Tender Triton	2018	$7,500	$0
SV Windy	1995 repowered and refit 2016	$2,300,000	$973,250	Seller’s Note
TOTAL		$5,465,000	$2,014,036
	Yellow represents unencumbered assets available for collateral
Unencumbered Fixed Assets	$1,208,000

EXHIBIT A

DESCRIPTION OF COLLATERAL

TARGETED ACQUISITION - PARADISE ADVENTURES	TARGETED ACQUISITION - PARADISE ADVENTURES
Fixed Assets (Paradise)	Make/Model	Year	Official Number	Engine	Market Value	Lien Balance
Privateer	Jaynes Searunner 52	2012	1231827	Yanmar 4jh5E-Two	$1,300,000	$0
Footloose	Marple Searunner 40	1998	1075806	Yamaha F90-Two	$525,000	$0
Ohana	Beneteau Oceanis 50	2000	1103235	Perkins M90	$150,000	$0
Proline Center Console	Proline Center Console 2300	2005	PLCSP114A505	Yamaha F200	$22,000	$0
Pontoon	Suntracker	2020	SUN29036L920	Honda 50	$25,000	$0
Pontoon	Suntracker	2020	SUN29043L920	Yamaha 60	$25,000	$0
Pontoon	Suntracker	2020	SUN29044L920	Yamaha 70	$28,300	$0
Pontoon	Suntracker	2020	SUN29045L920	Yamaha 70	$28,300	$0
Pontoon	Sunchaser	2021	SUN29694C121	Honda 90	$29,700	$0
Pontoon	Sunchaser	2021	SUN29697C121	Honda 90	$29,700	$0
Pontoon	Sunchaser	2021	SUN29691C121	Honda 90	$29,700	$0
Center Console	Fabro marine Cape Horn	1998	FAB16607J798	Yamaha F115	$20,000	$0
Work Barge	Homemade	2017	FL6907RH	Yamaha F115	$30,000	$0
Key West Center Console	Key West 244cc	2021	KW306FL762	Yamaha F200-Twin	$145,000	$0
Ford EXP Tram	2000 Ford EXP Tram	2000		4͘.6L V8	$35,000	$0
Water Park Inflatables	Water Park Inflatables	2021		NA	$24,000	$0
Free Standing Office Building	20 x 21 Freestanding	2021		NA	$12,000	$0
				TOTAL	$2,458,700	$0

The undersigned, the President of Amphitrite Digital Incorporated, a United States Virgin Islands (USVI) Corporation (the “Company”), hereby certifies, with reference to (i) the Business Loan, Security, and Guaranty Agreement, dated as of January _____, 2023 (the “Loan Agreement”), among Agile Capital Funding, LLC as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and Agile Lending, LLC, a Virginia limited liability company (“Lead Lender”) and each assignee that becomes a party to this Agreement pursuant to Section 12.1 (each individually with the Lead Lender, a “Lender” and collectively with the Lead Lender, the “Lenders”), and Amphitrite Digital Incorporated, a United States Virgin Islands (USVI) Corporation (“Parent”) and its subsidiaries, STDC Holdings Incorporated, a United States Virgin Islands corporation (“STDC”). Windy of Chicago Ltd. (“WOC”), Paradise Adventures, LLC, a Florida limited liability company (“PCB”), and together with WOC, STDC, Parent, and the other entities shown as signatories hereto or that are joined from time to time as a Borrower, individually and collectively, jointly and severally, (“Borrower”) to the Lender as follows:

1. Name, Tax ID, and State of Formation. The exact legal name of the Borrower as that name appears on its Certificate of Organization, as amended, is as follows:

Name	Tax ID	State of Incorporation
Amphitrite Digital Incorporated	66-115420	U.S. Virgin Islands
STDC Holdings Incorporated	66-1005421	U.S. Virgin Islands
Windy of Chicago Ltd	36-4073563	Illinois
Paradise Adventures, LLC	46-1123112	Florida

2. Other Identifying Factors.

(a)	The following is the mailing address of the Borrower:

6501 Red Hook Plaza, 201-465 St. Thomas, USVI 00802

6100 Red Hook Qtrs, B1-B2 St. Thomas, Virgin Islands, U.S., 00802

5560 OAK BEND TRL PROSPER TX 75078-9715

(b)	The following are any DBAs of the Borrower:

3. Other Current Locations.

(a) The following are all other locations in the in which the Borrower maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

(b) The following are all other places of business of the Company in the United States of America:

(c) The following are all other locations where any of the Collateral consisting of inventory or equipment is located:

(d) The following are the names and addresses of all persons or entities other than the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment:

4. Prior Locations.

(a) Set forth below is the information required by §4(a) or (b) with respect to each location or place of business previously maintained by the Company at any time during the past five years in a state in which the Company has previously maintained a location or place of business at any time during the past four months:

(b) Set forth below is the information required by §4(c) or (d) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past twelve months:

5. Fixtures. Set forth below is the information required by UCC §9-502(b) or former UCC §9-402(5) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.

6. Intellectual Property. Set forth below is a complete list of all United States and foreign patents, copyrights, trademarks, trade names and service marks registered or for which applications are pending in the name of the Company.

7. Securities; Instruments. Set forth below is a complete list of all stocks, bonds, debentures, notes and other securities and investment property owned by the Company (provide name of issuer, a description of security and value).

8. Motor Vehicles. The following is a complete list of all motor vehicles owned by the Borrower (describe each vehicle by make, model and year and indicate for each the state in which registered and the state in which based):

Vehicle	State of Registration	State in Which Based

Truck	Plate	VIN	Make

2011 Jeep Grand Cherokee	TGO 210	1J4RR5FT6BC589240	Jeep Grand Cherokee
2021 Jeep Gladiator	TGT 850	1C6JJTEG6ML567883	Jeep Gladiator

9. Permitted Indebtedness.

LENDER	BALANCE	TOTAL PAYMENT (Monthly)
City National Bank - Hydra	182,587.43	4,437.66
City National Bank - Neptune	121,085.02	3,015.69
City National Bank - Maze	99,255.47	2,995.86
LC Bank-Note Payable Nov 2021	23,259.07	1,256 40
Lightstream Note Payable - Apri1 2022 Merchants Commercial Bank - SY	74,933.29	1,662.72
Leviathan	263,854.72	3,252.33
Intouch Credit Union - TwinVee	181,485.72	2,928.31
Banco Popular SBA - SY Sirena	140,717.46	2,662,26
SBA EIDL Loan	499,900.00	$0 (deferred until Oct 2023)
SBA PPP Loan		1,838.37
Tall Ship Adventures - SV Windy		8,349.18

10. Permitted Liens:

None.

11. Bank Accounts. The following is a complete list of all bank accounts (including securities and commodities accounts) maintained by the Company (provide name and address of depository bank, type of account and account number):

Bank Account	Account Number
Windy of Chicago, Limited, JPMorgan	883788603
Windy of Chicago, Limited, JPMorgan	616287178
SCOTT A STAWSKI / Seas the Day Charters Wells Fargo	2112599002
Paradise Adventures LLC, Community Bank of Mississippi	5033489084
Paradise Adventures LLC, Regions Bank	0143806112

12. Unusual Transactions. All of the Collateral has been originated by the Borrower in the ordinary course of the Borrower’s business or consists of goods which have been acquired by the Borrower in the ordinary course from a person in the business of selling goods of that kind.

13. Litigation.

a. The following is a complete list of pending and threatened litigation or claims involving amounts claimed against the Company in an indefinite amount or in excess of $50,000 in each case:

b. The following are the only claims which the Company has against others (other than claims on accounts receivable), which the Company is asserting or intends to assert, and in which the potential recovery exceeds $50,000:

14. Insurance Broker. The following broker handles the Company’s property insurance:

Broker	Contact	Telephone	Email
Gowrie Insurance	Mark Gargula	860-391-7371	markg@gowrie.com

The Company agrees to advise you of any change or modification to any of the foregoing information or any supplemental information provided on any continuation pages attached hereto, and, until such notice is received by you, you shall be entitled to rely upon such information and presume it is correct. The Company acknowledges that your acceptance of this Perfection Certificate and any continuation pages does not imply any commitment on your part to enter into a loan transaction with the Company, and that any such commitment may only be made by an express written loan commitment, signed by one of your authorized officers.

Date: January 25th, 2023

By:

	Name:	Scott Stawski
	Its:	Executive Chairman
	Email:	scott@amphitritedigital.com

EXHIBIT B-2

DISBURSEMENT INSTRUCTION FORM

The proceeds of the first advance of Term Loan shall be disbursed as follows:

Term Loan	$800,000.00

Less:

Administrative Agent Fee to be remitted to Agile Capital Funding, LLC	$(40,000.00)

TOTAL TERM LOAN NET PROCEEDS TO BORROWER	$760,000.00

The aggregate net proceeds of the Term Loan shall be transferred to the Designated Deposit Account as follows:

BORROWER	Amphitrite Digital Incorporated

Account Name:	Donald Coker
Bank Name:	Community Bank
ABA Number:	065302I96
Account Number:	7031249084

The proceeds of the subsequent advances of the Term Loan shall be disbursed as follows:

EXHIBIT B-3

DRAWDOWN SCHEDULE

Within 2 Business Days of Closing Date.

EXHIBIT B-4

REPAYMENT AND AMORTIZATION SCHEDULE

Amphitrite Digital

Projected Payment Schedule

		Monthly
2/1	$15,000.00
2/8	$15,000.00
2/15	$15,000.00
2/22	$17,030.91	$ 62,031
3/1	$22,000.00
3/8	$22,000.00
3/15	$22,000.00
3/22	$22,000.00
3/29	$27,142.78	$ 115,142.78
4/5	$28,000.00
4/12	$28,000.00
4/19	$28,000.00
4/26	$34,530.17	$ 118,530.17
5/3	$30,000.00
5/10	$30,000.00
5/17	$30,000.00
5/24	$30,000.00
5/31	$36,314.65	$ 156,314.65
6/7	$65,000.00
6/14	$65,000.00
6/21	$65,000.00
6/28	$71,294.50	$ 266,294.50
7/5	$75,000.00
7/12	$75,000.00
7/19	$75,000.00
7/26	$89,838.49	$ 314,838.49
8/2	$102,848.50	$102,848.50
Total	$1,136,000.00

EXHIBIT B-5

Business Loan and Security Agreement Supplement

Principal Amount of Loan:	$800,000.00, including the Administrative Agent Fee, available as set forth in the Drawdown Schedule found in Exhibit B-3 of this Agreement.
Total Repayment Amount:	The total repayment amount of the Term Loan, including all interest, lender fees, and third-party fees, assuming all payments are made on time is $1,136,000
Payment Schedule:	As set forth in the Repayment and Amortization Schedule found in Exhibit B-4 of the Agreement.
Payment Multiplier: (The per dollar cost of the loan inclusive of all interest and fees).	1.42
Interest Charge:	$, assuming all payments are made on time $336,000
Fees payable to Collateral Agent and its designees:	Administrative Agent Fee: $40,000.00, payable at closing out of proceeds of the Term Loan

EXHIBIT B-6

AUTHORIZATION AGREEMENT

FOR AUTOMATED CLEARING HOUSE TRANSACTIONS

Borrower hereby authorizes Lender and / or Servicer (or its representatives) to present automated clearing, house (ACH) debits to the following checking account in the amount of fees and other obligations due to Lender from Borrower under the terms of the Business Loan, Guaranty and Security Agreement and Secured Promissory Note entered into between Lender and Borrower, as it may be amended, supplemented or replaced from time to time. In addition, if an Event of Default (as defined in the Business Loan, Guaranty and Security Agreement or Secured Promissory Note) occurs, Borrower authorizes Lender and / or Servicer (or its representatives) to debit any and all accounts controlled by Borrower or controlled by any entity with the same Federal Tax Identification Number as Borrower up to the total amount, including but not limited to, all fees and charges, due to Lender from Borrower under the terms of the Agreement.

Transfer Funds To/From:	Amphitrite Digital Incorporated
Account Name:	Amphitrite Digital Incorporated
Bank Name:	JP Morgan Chase
ABA Number:	071000013
Account	Number: 883788603

This authorization is to remain in full force and effect until all obligations due to Borrower under the Agreement have been fulfilled.

Borrower Information:

Borrower’s Name: Amphitrite Digital Incorporated, Executive Chairman Scott Stawski

Signature of Authorized Representative:

Print Name: Scott Stawski

Title: Executive Chairman

Borrower’s Tax ID: 66-1005420

Date: January 25, 2023

EXHIBIT D

CONFESSED JUDGMENT SECURED PROMISSORY NOTE

IMPORTANT NOTICE: THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

CONFESSED JUDGMENT SECURED PROMISSORY NOTE

$800,000.00	Dated: January 19, 2023

FOR VALUE RECEIVED, the undersigned, Amphitrite Digital Incorporated, a United States Virgin Islands (USVI) Corporation (“Parent”) and its subsidiaries, STDC Holdings Incorporated, a United States Virgin Islands corporation (“STDC”), Windy of Chicago Ltd. (“WOC”), Paradise Adventures, LLC, a Florida limited liability company (“PCB”), and together with WOC, STDC, Parent, and the other entities shown as signatories hereto or that are joined from time to time as a Borrower, individually and collectively, jointly and severally, (“Borrower”), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of Agile Lending. LLC, or its designees or assigns (“Lead Lender”) the principal amount of EIGHT-HUNDRED THOUSAND DOLLARS ($800,000.00) or such lesser amount as shall equal the outstanding principal balance of the Term Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term Loan, at the rates and in accordance with the terms of the Business Loan, Guaranty, and Security Agreement dated January ___, 2023, by and among Borrower, Lender, Collateral Agent, the Guarantors who are signatories thereto, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term Loan, are payable in law hl money of the United States of America to Lender as set forth in the Loan Agreement and this Confessed Judgment Secured Promissory Note (this “Note”).

The Loan Agreement, among other things, (a) provides for the making of a secured Term Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 22(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the. unpaid principal amount of the Term Loan, interest on the Term Loan and all other amounts due Lender under the Loan Agreement is secured as provided under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the Commonwealth of Virginia.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS THAT EACH PARTY TO THIS NOTE MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR THE COMMONWEALTH OF VIRGINIA, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY EN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE, THE LOAN DOCUMENTS OR ANY TRANSACTIONS CONTEMPLATED THEREBY OR RELATED THERETO. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING.

BORROWER UNDERSTANDS THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND EACH PARTY INDIVIDUALLY BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE SAFEGUARDS, INCLUDING, A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.

UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER OR UNDER THE LOAN AGREEMENT, LEAD LENDER MAY CONFESS JUDGMENT AGAINST BORROWER AS PROVIDED HEREIN. UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT HEREUNDER, BORROWER HEREBY AUTHORIZES AND EMPOWERS THE CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF VIRGINIA, INCLUDING BUT NOT LIMITED TO THE CLERK OF THE CIRCUIT COURT FOR THE COUNTY OF ARLINGTON TO ENTER JUDGMENT BY CONFESSION AGAINST BORROWER IN FAVOR OF LEAD LENDER FOR THE FULL AMOUNT DUE AND PAYABLE UNDER THE FINANCING AGREEMENTS AND SECURED BY TILE LOAN AGREEMENT, TOGETHER WITH ALL PERMITTED FEES AND INTEREST, AS EVIDENCED BY AN AFFIDAVIT SIGNED BY AN OFFICER OF LEAD LENDER SETTING FORTH THE AMOUNT THEN DUE, TOGETHER WITH REASONABLE ATTORNEYS’ FEES AND COLLECTION COSTS INCURRED BY LEAD LENDER AS PROVIDED IN THIS INSTRUMENT, TO THE EXTENT PERMUTED BY LAW, EXPRESSLY WAIVING SUMMONS AND OTHER PROCESS, AND DOES HEREBY CONSENT TO THE IMMEDIATE EXECUTION OF SUCH JUDGMENT, EXPRESSLY WAIVING THE BENEFIT OF ALL EXEMPTION OR HOMESTEAD LAWS.

BORROWER HEREBY CONSTITUTES AND APPOINTS JODIE E. BUCHMAN, ESQ., PIERCE C. MURPHY, ESQ., OF SILVERMAN, THOMPSON, SLUTKIN & WHITE, 400 E PRATT ST, SUITE 900, BALTIMORE, MD, 21202, OR A DULY APPOINTED SUBSTITUTE AS THE TRUE AND LAWFUL ATTORNEY-IN-FACT FOR BORROWER AND ALL PERSONS CLAIMING THROUGH OR UNDER BORROWER TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION IN EJECTMENT FOR POSSESSION OF THE COLLATERAL AND/OR TO APPEAR IN THE CLERK’S OFFICE OF THE CIRCUIT COURT OF ARLINGTON COUNTY, VIRGINIA, OR ANY COURT OF COMPETENT JURISDICTION AND TO CONFESS JUDGMENT AGAINST BORROWER, AND ALL PERSONS CLAIMING UNDER OR THROUGH BORROWER IN FAVOR OF LEAD LENDER, FOR WHICH IRIS NOTE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE SUFFICIENT WARRANT; WHEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE COLLATERAL, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. LEAD LENDER MAY BRING AN AMICABLE ACTION IN EJECTMENT AND/OR CONFESS JUDGMENT THEREIN EITHER BEFORE OR AFTER THE INSTITUTION OF PROCEEDINGS TO ENFORCE THIS NOTE AND/OR AFTER ENTRY OF JUDGMENT ON THIS NOTE, OR AFTER A PUBLIC SALE OF ME COLLATERAL IN WHICH LEAD LENDER IS THE SUCCESSFUL BIDDER. BORROWER HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY OR ATTORNEYS MAY DO PURSUANT TO THE FOREGOING POWER. PURSUANT TO SECTION 8.01-435 OF THE CODE OF VIRGINIA OF 1950, AS AMENDED, BORROWER IS HEREBY NOTIFIED THAT A SUBSTITUTE ATTORNEY-IN-FACT UNDER THIS PARAGRAPH MAY BE APPOINTED BY THE LEAD LENDER, OBLIGEE, OR PERSON OTHERWISE ENTITLED TO PAYMENT UNDER THIS AGREEMENT BY RECORDING AN INSTRUMENT NAMING SUCH SUBSTITUTE ATTORNEY-IN-FACT IN THE CLERK’S OFFICE WHERE JUDGMENT IS TO RE CONFESSED.

THE FOREGOING AUTHORIZATION TO PURSUE PROCEEDINGS FOR CONFESSING JUDGMENT AND ANY AND ALL JUDGMENT ENFORCEMENT MEASURES THAT LEAD LENDER OPTS TO PURSUE, INCLUDING BUT NOT LIMITED TO OBTAINING POSSESSION OF THE COLLATERAL, AND IS AN ESSENTIAL PART OF LEAD LENDER’S REMEDIES FOR ENFORCEMENT OF THIS NOTE AND THE LOAN AGREEMENT AND SHALL SURVIVE ANY ENFORCEMENT ACTIONS OR FORECLOSURE SALE BY OR TO LEAD LENDER.

(Signature Page to Follow)

IN WITNESS WHEREOF, Borrower caused this Note to be duly executed under seal by one of its officers thereunto duly authorized on the date hereof.

BORROWER:			BORROWER:

		[SEAL]			[SEAL]
By:	Scott Stawski, Executive Chairman		By:	Hope Stawski, President
Date:	January 25, 2023		Date:	January 25, 2023

STATE:

COUNTY OF:

I hereby certify that on _____ before me, the undersigned, Notary Public in and for the State of _____, at large, personally appeared Scott Stawski, individually and as the Amphitrite Digital Incorporated, a United States Virgin Islands (USVI) Corporation (“Parent”) and its subsidiaries, STDC Holdings Incorporated, a United States Virgin Islands corporation (“STDC”), Windy of Chicago Ltd. (“WOC”), Paradise Adventures, LLC, a Florida limited liability company, known to me or satisfactorily proven to be the person Whose name is subscribed to the foregoing instrument and acknowledged that be executed the foregoing on behalf of himself individually, Amphitrite Digital Incorporated, a united States Virgin Islands (USVI) Corporation (“Parent”) and its subsidiaries, STDC Holdings Incorporated, a United States Virgin Islands corporation (“STDC”), Windy of Chicago Ltd. (“WOC” disc Adventures, LLC, a Florida Limited liability company, for the purposes set forth therein.

(Seal)
Notary Public

My Commission Expires:

Registration Number:

IMPORTANT NOTICE: THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A GUARANTOR AND DEBTOR, AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

THIS DOCUMENT CONTAINS A WAIVER OF TRIAL BY JURY.

CONFESSED JUDGMENT GUARANTY AGREEMENT

This CONFESSED JUDGMENT GUARANTY AGREEMENT (“Agreement”), dated as of January 2023, (“Effective Date”), is made by the person identified on the signature page hereof as a Guarantor (“Guarantor”) in favor of ____________, or its designees or assigns (“Creditor”), for the purpose of inducing Creditor to enter into the Financing Agreements with Debtor.

FOR GOOD AND SUFFICIENT CONSIDERATION, Guarantor agrees as follows:

1.	DEFINITIONS AND CONSTRUCTION. Capitalized terms shall have the meanings ascribed to them in this Section 1 or as otherwise defined in the body of this Agreement, or if not defined herein, as defined in the Loan Agreement or the Note.

1.1. “Acceptable Forums” — See Section 17

1.2. “Bankruptcy Code” — Title 11 of the United States Code.

1.3. “Creditor” —

1.4. “Debtor” — Each of Amphitrite Digital Incorporated, a United States Virgin Islands (USVI) Corporation (“Parent”) and its subsidiaries, STDC Holdings Incorporated, a United States Virgin Islands corporation (“STDC”), Windy of Chicago Ltd. (“WOC”), Paradise Adventures, LLC, a Florida limited liability company (“PCB”), and all successors-in-interest by operation of law or otherwise, including any Trustee (as defined in the Bankruptcy Code) or debtor-in-possession, and any successor-in-interest arising from any merger or reorganization involving such entity, whether it is the surviving or the non-surviving entity.

1.5. “Financing Agreements” — That certain Business Loan, Guaranty, and Security Agreement, and related agreements including, without limitation, the Confessed Judgment Secured Promissory Note (the “Note”), dated as of January 2023, by and among Debtor, Creditor, Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

1.6. “Guarantied Obligations” — All present and future Obligations (as defined in the Financing Agreements) of Debtor to Creditor, including interest and fees that, but for the filing of a petition under the Bankruptcy Code with respect to Debtor, would have accrued on any such obligations; and reasonable attorneys’ fees and expenses incurred by Creditor in connection with its efforts to enforce and collect on this Agreement and all other guaranties of the aforementioned obligations. The Guaranteed Obligations include, but are not limited to the principal amount of EIGHT-HUNDRED THOUSAND DOLLARS ($800,000.00) or such lesser amount as shall equal the outstanding principal balance of the Term Loan, as defined in the Financing Agreements, made to Debtor by Creditor, plus interest on the aggregate unpaid principal amount of such Term Loan, at the rates and in accordance with the terms of the Financing Agreements.

2.	GUARANTY.

2.1. Promise to Pay. Guarantor unconditionally and irrevocably guaranties to Creditor the prompt payment and full satisfaction of the Guarantied Obligations. This is a guaranty of payment and performance and not of collection. Creditor can enforce this Agreement following the occurrence of an Event of Default under any Financing Agreement, regardless of whether Creditor has exhausted its remedies against other persons obligated to honor the Guarantied Obligations. Guarantor agrees to make any payments to Creditor or its order, on demand, in legal tender of the United States of America, without set-off or deduction or counterclaim.

2.2. Cumulative Obligations. This Agreement is in addition to any other obligations of Guarantor to Creditor, and to the obligations to Creditor of any other guarantor of the Guarantied Obligations and other indebtedness payable to Creditor, whether such guaranties and indebtedness now exist or arise henceforth. This Agreement shall not affect or invalidate any such other guaranties. To the extent there is a conflict between this Agreement and any prior guaranty or contractual obligations owed by Guarantor to Creditor pertaining to Guarantied Obligations, the provisions of this Agreement shall control.

2.3. Continuing Guaranty. This Agreement shall remain in full force and effect until no Guarantied Obligations are outstanding and all Financing Agreements have been terminated. This Agreement will take effect when executed and delivered to Creditor by Guarantor, without the necessity of any acceptance by Creditor or any notice to Guarantor or Debtor.

2.4. Joint and Several Obligation. If there are multiple guarantors of the Guarantied Obligations, each such guarantor, including Guarantor, shall be directly liable to Creditor, and each is jointly and severally liable with all other guarantors. The obligations of Guarantor are independent of the obligations of Debtor or any other guarantor, and a separate action may be brought against Guarantor irrespective of whether an action is brought against Debtor or any other guarantor, or whether Debtor or any such other guarantor is joined in such action. Guarantor’s liability hereunder shall not be contingent upon the exercise or enforcement by Creditor of any remedies it may have against Debtor or any other guarantor, or upon the enforcement of any lien or realization upon any security possessed by Creditor. Any release that may be given by Creditor to Debtor or any other guarantor shall not release Guarantor.

3.	AUTHORIZATION TO CREDITOR. Guarantor authorizes Creditor, without notice or demand and without diminishing or releasing Guarantor’s obligations under this Agreement, from time to time and at any time to: (a) acquire Accounts from Debtor pursuant to any relevant Financing Agreement; (b) make secured or unsecured loans or other funding advances to Debtor; (c) alter, compromise, renew, extend, accelerate, or otherwise change the schedule, frequency or terms of Debtor’s payments, (d) change interest rates and fees applicable to the Indebtedness as permitted under the Financing Agreements; (e) amend any Financing Agreement between Creditor and Debtor; (f) take, hold, and perfect security of any kind for the payment of the Guarantied Obligations, (g) secure Creditor’s obligations under the Loan Agreement and Note, and exchange, enforce, waive, subordinate, fail to perfect, and release any such security, with or without the substitution of new collateral; (h) release, substitute, agree not to sue, or deal with any one or more of Debtor’s sureties, endorsers, or other guarantors, on any terms or in any manner as Creditor may choose; (i) determine how and when payments and credits shall be applied to the Guarantied Obligations; (j) direct the order or manner of a sale of Collateral, including without limitation any non-judicial sale permitted by the terms of the Financing Agreements, as Creditor in its discretion may determine; (k) sell, transfer, assign or grant participations in all or any part of the Guarantied Obligations; and (l) assign or transfer this Agreement in whole or in part.

4.	GUARANTOR COVENANTS.

4.1. Guarantor shall keep informed of Debtor’s financial condition and all other circumstances that bear upon the risk of nonpayment of the Guarantied Obligations.

4.2. Guarantor shall, from time to time and at the expense of Guarantor, promptly execute and deliver all further documents and take all further actions as may be necessary, or that Creditor may reasonably request, to enable Creditor to exercise and enforce its rights and remedies hereunder.

4.3. Unless approved in advance by Creditor in writing, such approval to be at Creditor’s discretion, after the date of this Agreement, Guarantor shall not create or permit the incurrence of any lien or pledge upon or with respect to any of its assets.

4.4. Unless approved in advance by Creditor in writing, such approval to be at Creditor’s discretion, after the date of this Agreement, Guarantor shall not (a) invest in any non-publicly traded, restricted, or illiquid securities, or loan money to any business (other than through the purchase of liquid bonds and related securities registered under federal securities laws), or (b) gift or otherwise retitle or transfer any asset without receiving monetary consideration at fair value, if after such transaction, the asset so gifted, retitled or transferred would no longer be available to support Guarantor’s performance under this Agreement. Notwithstanding the foregoing restrictions, transactions valued up to following aggregate amounts are permitted: In the case of 4.4(a), $25,000 in total; and in the case of 4.4(b), $10,000 annually. Any loan made by Debtor to Guarantor shall be subject to applicable previsions of the Loan Agreement and deemed subordinate in all respects to Debtor’s obligations to Creditor.

4.5. Upon Creditor’s request, Guarantor will provide to Creditor financial and credit information pertaining to Guarantor in forms reasonably acceptable to Creditor, including accountings of transactions governed by Section 4.4, above, which shall be true and correct in all material respects and fairly represent Guarantor’s financial condition and the nature and composition of any relevant transactions.

5.	REPRESENTATIONS AND WARRANTIES.

Guarantor represents and warrants as follows:

5.1. Guarantor has full power, right and authority to enter into this Agreement.

5.2. This Agreement does not conflict with, or result in a default under, any other agreement or instrument binding upon Guarantor, and does not result in a violation of any law, regulation, or court decree or order applicable to Guarantor.

5.3. This Agreement is not made in reliance on any representation or warranty by Creditor concerning the financial condition of Debtor, or concerning the nature, value, or extent of any security for the Guarantied Obligations, or concerning any other matter, and no promises have been made to Guarantor by any person to induce Guarantor to enter into this Agreement, except as set forth in this Agreement.

5.4. Guarantor is presently informed of the financial condition of Debtor and all circumstances that a diligent inquiry would reveal that could affect the risk of nonpayment of the Guarantied Obligations. Creditor has made no representation to Guarantor as to the creditworthiness of Debtor. Guarantor has established adequate means of obtaining from Debtor information regarding Debtor’s financial condition, and agrees to keep adequately informed of any facts, events, or circumstances which affect Guarantor’s risks under this Agreement. Creditor shall have no obligation to disclose to Guarantor any information or documents acquired by Creditor in the course of its relationship with Debtor.

5.5. Guarantor is aware and acknowledges that, notwithstanding any statements made concerning agreements among the parties and Debtor’s obligations under the Financing Agreements, (a) prior to the date of this Agreement, one or more Events of Default occurred under previous financing agreements between Debtor and Creditor that remain uncured pending execution of the Financing Agreements by Debtor and Creditor, thereby exposing guarantors of Debtor’s obligations under such prior agreements to enforcement action by Creditor, and (b) the Financing Agreements are being entered into for the purpose of amending and restructuring the defaulted obligations at the request of the Debtor and the Guarantor.

5.6. No litigation, claim, investigation, or administrative proceeding or similar action (including those for unpaid taxes) against Guarantor is pending or threatened.

5.7. The consideration provided to induce Guarantor to enter into this Agreement is sufficient in all respects.

6.	PAYMENTS.

6.1. Creditor may apply any payment with respect to the Guarantied Obligations or any other amounts due hereunder in such order as Creditor, in its sole and absolute discretion, shall determine.

6.2. If any portion of any payment to Creditor hereunder is set aside and repaid by Creditor for any reason after being made by Guarantor, the amount so set aside shall be revived as a Guarantied Obligation and Guarantor shall be liable for the full amount Creditor is required to repay, plus all costs and expenses (including reasonable and documented attorneys’ fees and related costs) incurred by Creditor in connection therewith.

7.	WAIVERS.

7.1. Except as prohibited by applicable law, Guarantor waives any right to (a) require Creditor to lend money, purchase accounts, or extend forbearance to Debtor; (b) receive presentment, protest, demand, or notice of any kind, including notice of nonpayment of any obligation or notice of any action or inaction on the part of Debtor, Creditor, or any other party, including notice of any change in the financial condition or obligations of Debtor; (c) demand that Creditor resort for payment from, or proceed directly against, any other person, including Debtor or any other guarantor (d) demand that Creditor proceed directly against or exhaust any collateral held by Creditor or any other person; (e) receive notice of the terms, time, and place of any public or private sale of collateral held by Creditor; (f) require disposition of collateral held by Creditor in accordance with Section 8.9A-620(e) of the Code of Virginia of 1950, as amended; (g) redeem collateral held by Creditor in accordance with Section 8.9A-623 of the Code of Virginia of 1950, as amended; and (h) pursue any other remedy within Creditor’s power.

7.2. Guarantor waives any and all rights or defenses based on suretyship or impairment, whether arising by contract, stature, or operation of law, including but not limited to any rights or defenses arising by reason of (a) any election of remedies by Creditor, including but not limited to non-judicial foreclosure, claimed to have impaired Guarantor’s subrogation rights or rights to proceed against Debtor for reimbursement, including impairment by reason of any law limiting, qualifying, or discharging the Guarantied Obligations; (b) the release of any collateral securing the Guarantied Obligations; (c) any disability of Debtor or Guarantor, or of any other guarantor or person; (d) cessation or release of Debtor’s or any guarantor’s obligation to pay the Guarantied Obligations for any reason other than payment in full in legal tender, as well as Creditor’s failure to give Guarantor notice thereof; and (e) any claim that unjust impairment of collateral securing the Guarantied Obligations should serve to discharge Guarantor’s obligations hereunder.

7.3. Guarantor further waives any or all rights or defenses based on, or arising from, any (a) statute of limitations; (b) claim of usury; (c) pattern or irregularity of enforcement or claim of unenforceability; (d) assignment, amendment, transfer, modification, renewal, waiver, compromise, or addition or supplement relating to the Guarantied Obligations; (e) lack of power or authority of Debtor; and (f) fact or circumstance that may increase Guarantor’s risk hereunder.

7.4. Guarantor waives, and agrees not to assert or claim, deductions to the amounts payable under this Agreement due to any right of setoff, counterclaim, counter-demand, or recoupment, regardless of whether such right may be asserted by Debtor, Guarantor, or both.

7.5. Guarantor warrants and agrees that each of the waivers set forth in this Section is granted with Guarantor’s full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective to the extent permitted by law or public policy.

8.	ACKNOWLEDGEMENTS.

8.1. Continuing Obligation. Guarantor acknowledges and agrees that Guarantor’s obligations under this Agreement shall apply to and continue with respect to any amount paid to Creditor which is subsequently recovered from Creditor for any reason whatsoever (including without limitation as a result of bankruptcy, insolvency or fraudulent conveyance proceeding), notwithstanding the fact that all or of the Guarantied Obligations may have been previously paid, or this Agreement may have been terminated, or both.

8.2. Creditor Discretion. Without notice to Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Creditor may (a) compromise or settle, extend the term of payment or discharge the performance of, refuse to or otherwise not enforce, or release any obligor of, the Guarantied Obligations, (b) grant indulgences to Debtor or amend the Financing Agreements, or (c) enforce, exchange, release, or waive any security for the Guarantied Obligations or any guaranty of the Guarantied Obligations.

8.3. Subordination. All present and future indebtedness of Debtor to Guarantor is hereby subordinated to the payment of the Guarantied. Obligations, excepting salary or other compensation paid to Guarantor in the ordinary course of business as reflected in and permitted by Debtor’s annual operating budget or plan. No payment of any kind shall be made with respect to such indebtedness until the Guarantied Obligations have been indefeasibly paid in full, unless otherwise permitted by Creditor in writing prior to such payment. Any payment received by Guarantor in respect of such indebtedness shall be held by Guarantor as trustee for Creditor, and promptly paid over to Creditor on account of the Guarantied Obligations but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Agreement. Upon request by Creditor, any notes or other instruments now or hereafter evidencing such indebtedness of Debtor to Guarantor shall be marked with a legend that the same are subject to this Agreement or shall be delivered to Creditor for safekeeping.

8.4. Commercially Reasonable Disposition of Collateral. Any disposition of collateral securing the Guarantied Obligations shall be deemed commercially reasonable if, in the written opinion of three commercial loan officers with three or more years of workout experience each, and which are not in the employ of Creditor, the manner of the disposition was not inconsistent with the manner in which such commercial loan officers would have handled the disposition.

9.	NOTICES.

9.1. Any notice required to be given under this Agreement shall be given in writing, and shall be deemed effective (a) when delivered to the named recipient, if hand-delivered; (b) when transmitted electronically to a fax number or e-mail address listed on the signature page hereof, upon the recipient’s acknowledgment of delivery or the sender’s receipt of a machine-generated acknowledgement; (c) when deposited with a reputable courier service, on the documented delivery date; or (d) when deposited with the United States Postal Service as certified mail, postage pre-paid, on the first attempted delivery date.

9.2. Any party to this Agreement may change its addresses for notices by giving written notice to the other party of such change. Guarantor agrees to keep Creditor informed at all times of its current address for notices, and if different, its office or residence address, as applicable.

10.	AMENDMENT AND WAIVER. Only a writing signed by all parties hereto may amend this Agreement No failure or delay in exercising any right hereunder shall impair any right that Creditor may have, nor shall any waiver by Creditor hereunder be deemed a waiver of any default or breach subsequently occurring. Creditor’s rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Creditor would otherwise have.

11.	COSTS AND EXPENSES. Guarantor agrees to reimburse Creditor on demand for Creditor’s actual documented costs, including reasonable attorneys’ fees, travel and travel-related costs, photocopying (which, if performed by Creditor’s employees, shall be at the rate of $0.10/page), and other out-of-pocket expenses which Creditor has incurred or may incur (a) in complying with any subpoena or other legal process attendant to any litigation in which Guarantor is a party; (b) in enforcing this Agreement; or (c) in connection with any federal or state insolvency proceeding commenced by or against Guarantor, including any proceeding arising out of the automatic stay, seeking dismissal or conversion of the bankruptcy proceeding, or opposing confirmation of Guarantor’s plan thereunder.

12.	SUCCESSORS AND ASSIGNS.

12.1. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.2. Creditor may assign its rights and delegate its duties hereunder in connection with an assignment of the Guarantied Obligations. Upon such assignment Guarantor shall be deemed to have attorned to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Creditor.

13.	ENTIRE AGREEMENT. No promises of any kind have been made by Creditor or any third party to induce Guarantor to execute this Agreement No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

14.	REVOCATION.

14.1. Guarantor waives any right to revoke the Agreement as to future Guarantied Obligations.

14.2. If, contrary to the express intent of this Agreement, any such revocation is attempted by Guarantor, (a) it shall not be effective until thirty (30) business days after written notice thereof has been actually received by an officer of Creditor; (b) it shall not apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof); (c) it shall not apply to any Guarantied Obligations made or created after such date pursuant to a commitment of Creditor which was, or is believed in good faith by Creditor to be, in existence on the date of such revocation; (d) no payment by any other guarantor or Debtor, or from any other source, prior to the date of such revocation shall reduce the obligations of Guarantor hereunder; and (e) any payment by Debtor or from any source other than Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the Guarantied Obligations, if any, as to which the revocation by Guarantor is effective and, to the extent so applied, shall not reduce the obligations of Guarantor hereunder.

15.	CHOICE OF LAW. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Commonwealth of Virginia, without regard for its conflicts of laws principles.

16.	WAIVER OF TRIAL BY JURY. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING HEREUNDER, OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

17.	VENUE; JURISDICTION. Any suit, action or proceeding arising hereunder, or in connection with the interpretation, performance or breach hereof, shall be instituted in any court of competent jurisdiction sitting in Arlington County, Virginia, or if none, in a court sitting in the Commonwealth of Virginia, or if the proceeding is brought by Creditor, in any court having jurisdiction sitting in the city or county of the State in which Guarantor’s residence or place of business (whichever is applicable) is located (the “Acceptable Forums”). Guarantor agrees that the Acceptable Forums are convenient to it, submits to the jurisdiction of the Acceptable Forums, and waives any and all objections to jurisdiction or venue. Should a proceeding be initiated in any other forum, Guarantor waives any right to oppose any motion or application made by Creditor to transfer such proceeding to an Acceptable Forum.

18.	SERVICE OF PROCESS. Guarantor agrees that Creditor may serve process upon Guarantor by regular mail at the address set forth herein or at such other address as may be reflected in the records of Creditor or, at the option of Creditor, upon Guarantor’s agent for the service of process.

19.	CONFESSION OF JUDGMENT. GUARANTOR HEREBY IRREVOCABLY APPOINTS, AUTHORIZES AND EMPOWERS JODIE E. BUCHMAN AND/OR PIERCE C. MURPHY, OF SILVERMAN THOMPSON SLUTKIN WHITE, LLC, 400 E PRATT ST, SUITE 900, BALTIMORE, MD 21202, OR A DULY APPOINTED SUBSTITUTE, AS THE TRUE AND LAWFUL ATTORNEY-IN-FACT FOR GUARANTOR TO APPEAR IN THE CLERK’S OFFICE OF THE CIRCUIT COURT FOR ARLINGTON COUNTY, VIRGINIA, OR IN ANY OTHER COURT OF COMPETENT JURISDICTION, AND TO CONFESS JUDGMENT AGAINST GUARANTOR PURSUANT TO THE PROVISIONS OF SECTION 8.01-432 OF THE CODE OF VIRGINIA OF 1950, AS AMENDED, FOR THE GUARANTIED AMOUNT TOGETHER WITH ALL PERMITTED FEES AND INTEREST, AND ANY OTHER AMOUNTS DUE AND PAYABLE UNDER THE FINANCING AGREEMENTS, AS EVIDENCED BY AN AFFIDAVIT SIGNED BY AN OFFICER OF CREDITOR SETTING FORTH THE AMOUNT THEN DUE, TOGETHER WITH REASONABLE ATTORNEYS’ FEES AND COLLECTION COSTS INCURRED BY CREDITOR AS PROVIDED IN THIS INSTRUMENT, TO THE EXTENT PERMITTED BY LAW. THIS POWER OF ATTORNEY IS COUPLED WITH AN INTEREST; IT MAY NOT AND SHALL NOT BE TERMINATED BY GUARANTOR. IF A COPY OF THE INSTRUMENT, VERIFIED BY AFFIDAVIT, SHALL HAVE BEEN FILED IN THE AFOREMENTIONED CLERK’S OFFICE, IT WILL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. GUARANTOR HEREBY RELEASES ALL ERRORS AND WAIVES ITS RIGHTS OF APPEAL, STAY OF EXECUTION, AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. GUARANTOR SHALL, UPON CREDITOR’S REQUEST, NAME. ADDITIONAL OR ALTERNATE PERSONS AS ITS DULY CONSTITUTED ATTORNEY(S)-IN-FACT TO CONFESS JUDGMENT AGAINST GUARANTOR. NO SINGLE EXERCISE OF THE POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID; BUT THE POWER WILL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS CREDITOR MAY ELECT UNTIL ALL AMOUNTS OWING ON THIS AGREEMENT HAVE BEEN PAID IN FULL. NO JUDGMENT AGAINST FEWER THAN ALL THE PERSONS CONSTITUTING THE GUARANTOR SHALL BAR SUBSEQUENT ACTION OR JUDGMENT AGAINST ANY ONE OR MORE OF SUCH PERSONS AGAINST WHOM JUDGMENT HAS NOT BEEN OBTAINED IN THIS INSTRUMENT.

GUARANTOR HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY OR ATTORNEYS MAY DO PURSUANT TO THE FOREGOING POWER. PURSUANT TO SECTION 8.01-435 OF THE CODE OF VIRGINIA OF 1950, AS AMENDED, GUARANTOR IS HEREBY NOTIFIED THAT A SUBSTITUTE ATTORNEY-IN-FACT UNDER THIS PARAGRAPH MAY BE APPOINTED BY THE LEAD LENDER, OBLIGEE, OR PERSON OTHERWISE ENTITLED TO PAYMENT UNDER THIS AGREEMENT BY RECORDING AN INSTRUMENT NAMING SUCH SUBSTITUTE ATTORNEY-IN-FACT IN THE CLERK’S OFFICE WHERE JUDGMENT IS TO BE CONFESSED.

20.	SEVERABILITY. If any parts or provisions of this Agreement cannot be enforced, the other parts and provisions shall remain valid and enforceable. If feasible, an offending provision shall be deemed modified so that it becomes valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted.

21.	TIME. Time is of the essence in the performance of this Agreement.

22.	ACKNOWLEDGEMENT. THE UNDERSIGNED GUARANTOR HAS READ AND FULLY UNDERSTANDS THE FINANCING AGREEMENTS AND THIS AGREEMENT, AND RAS RECEIVED THE BENEFIT OF EXPERT COUNSEL TO THE EXTENT DEEMED NECESSARY BY GUARANTOR TO ENSURE ITS UNDERSTANDING OF THE FOREGOING. GUARANTOR HEREBY AGREES TO THE TERMS OF THIS AGREEMENT.

IN WITNESS WHEREOF, Guarantor has executed this Agreement under seal as of the date first written above.

GUARANTOR:

By (signature):

Office Address:	6100 Red Hook Qtrs, B1-B2, St. Thomas, USVI 00802

Home Address:	5560 Oak Bend Trail, Prosper, TX 75078

E-mail/Phone:	Scott@amphitritedigital.com, 214/585-9585

CREDITOR:

Signature:

By:	Scott Stawski, Executive Chairman

E-Mail:	Scott@amphitritedigital.com

ACKNOWLEDGEMENT

STATE OF

SS

COUNTY OF

On this day before me, the undersigned Notary Public, personally appeared Guarantor: ______________, to me known to be the individual described in and who executed the Confessed Judgment Guaranty Agreement (“Agreement”), and acknowledged that he or she signed the Agreement as his or her free and voluntary act and deed, for the uses and purposes therein mentioned.

Given under my hand and official Seal this _____ day of _____, 20__.

By:

Address:

Notary Public in and for

My commission expires

My registration number is